EXHIBIT 99.1

NEWS RELEASE

Heidi Hookstadt

847-653-7555

Taylor Capital Provides Insight in Second Quarter 2004

ROSEMONT, IL, June 17, 2004 -- Taylor Capital Group, Inc. (NASDAQ:TAYC), the parent company of Cole Taylor Bank, announced today steps taken during the second quarter to reduce its cost of capital and its operating expenses. These actions are part of a long-range strategy to improve the Company's return on average equity and increase earnings applicable to common stockholders.

"Our strategic focus on mid-sized commercial banking customers presents an opportunity to improve our operating efficiencies," said Jeffrey W. Taylor, Chairman and Chief Executive Officer. "Strong financial performance will ensure our long-term competitive position as Chicago's business bank for owner-operated businesses and the people who own and manage them."

Today, Taylor Capital Group closed on the sale of $40 million of trust preferred securities issued by its newly formed subsidiary, TAYC Capital Trust II, in a private placement. The trust preferred securities and the underlying junior subordinated debentures, provide for quarterly distributions at a floating rate equal to the U.S. dollar three-month LIBOR plus 2.68%. The interest expense on the junior subordinated debentures is tax deductible. The proceeds of the trust preferred securities will be used to redeem the Company's Series A, 9% fixed-rate non-cumulative perpetual Preferred stock totaling $38.25 million. The redemption date for the Series A, Preferred stock is July 16, 2004. Because of the lower interest rate and the tax deductibility of the interest, the transaction is expected to strengthen earnings applicable to common stockholders and increase cash flow.

During the second quarter, the Company incurred after-tax costs of approximately $600,000 as a result of actions taken to reduce ongoing operating expenses. Positions with annual salaries totaling $3.0 million have been eliminated year to date.

"In the last year the bank significantly increased the number of business relationships, which is the engine that drives our growth. Our business growth combined with greater operating efficiencies will improve the Company's financial performance," said Bruce W. Taylor, President and interim Chief Financial Officer. "These major changes are behind us, though we will continue to look for ways to leverage the benefits of focusing our resources on business banking."

Additionally, Bruce Taylor pointed out that the Company is evaluating opportunities to redevelop several of its real estate facilities. Portions of the former corporate headquarters in Wheeling and banking centers at Ashland Avenue in Chicago and in Burbank, were vacated as a result of consolidating operations into a single operations center in Rosemont. The results will be appropriately sized, modern, and customer friendly banking centers. As discussed in the Company's March 31, 2004 Form 10-Q, the Company may to choose exit leases and building obligations that would result in additional charges.

About Taylor Capital Group

Taylor Capital Group, Inc. is a bank holding company headquartered in Rosemont, Illinois, a suburb of Chicago. The Company derives virtually all of its revenue from its subsidiary Cole Taylor Bank, a dedicated business bank with $2.7 billion in assets and eleven banking center locations throughout the greater Chicago metropolitan area. It provides a full complement of financial service to businesses and the people who own and manage them.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "could" and "estimate" and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2004 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if historically low interest rates continue or if interest rates fluctuate as well as the effect of any imbalances in the interest rate sensitivities of our assets and liabilities; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb potential losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively; the risks associated with our reliance on third party professionals who provide certain financial services to our customers; changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulatory and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in our December 31, 2003 Annual Report on Form 10-K under the caption "Risk Factors."

You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

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